Exhibit 16.1



September 16, 2008



Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC  20549

Re:   Apolo Gold & Energy Inc.
      Commission File Number (000-27791)

Dear Sirs:

We have read Item 4.01 of Apolo Gold & Energy Inc.'s Form 8-K dated September 15, 2008, and we agree with the statements made in all paragraphs.

Sincerely,


/s/ Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


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